UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2014

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                               Submission of Matters to a Vote of Security Holders.

On June 4, 2014, Uranium Resources, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  The total number of shares of the Company’s common stock voted in person or by proxy at the Annual Meeting was 15,738,019, representing approximately 64.0% of the 24,605,399 shares issued and outstanding and entitled to vote at the Annual Meeting and constituting a quorum.  The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set out below.

Proposal 1.                 Election of Directors

The stockholders elected all six nominees at the Annual Meeting to serve as directors until the Annual Meeting of Stockholders in 2015.  The voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Paul K. Willmott	8,665,591	91,000	6,981,428
Christopher M. Jones	8,672,212	84,379	6,981,428
Terence J. Cryan	8,659,710	96,881	6,981,428
Marvin K. Kaiser	8,659,589	97,002	6,981,428
Tracy A. Stevenson	8,666,648	89,943	6,981,428
Mark K. Wheatley	8,671,569	85,022	6,981,428

Proposal 2.                 Ratification of the Appointment of the Independent Registered Public Accountants

The stockholders ratified the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The voting results were as follows:

For	Against	Abstain
15,631,503	64,693	41,823

Proposal 3.                 Advisory Approval of Compensation of the Named Executive Officers

The stockholders approved the compensation of the Company’s named executive officers.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
8,535,019	188,601	31,971	6,982,428

Item 8.01                               Other Events.

On June 6, 2014, the Company issued a press release announcing the appointment of Terence J. Cryan as Chairman of the Board of Directors. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2014

URANIUM RESOURCES, INC.

	By:	/s/ Jeffrey L. Vigil
	Name:	Jeffrey L. Vigil
	Title:	Vice President—Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated June 6, 2014.